UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2009

Wabash National Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana 47905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2009, Mr. Joseph M. Zachman, Senior Vice President and Chief Operating Officer, resigned from Wabash National Corporation (the “Company”) effective immediately.  Mr. Zachman has been a key member of the Company’s leadership team for the past four and a half years and has contributed greatly to improve the overall operational execution of our manufacturing businesses.  However, in light of the current economic environment, including the depressed demand levels within the trailer industry, the Company is continuously challenged to look at its organizational structure to assure it is sized properly and effectively for the current operating environment.  Mr. Zachman’s resignation is a result of this depressed demand environment.  Mr. Zachman is expected to execute a general release and receive the severance benefits described in the Company’s proxy statement for its 2009 annual meeting of stockholders, including under the heading “Executive Severance Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: December 3, 2009	By:	/s/ Mark J. Weber _________________________ Mark J. Weber Senior Vice President and Chief Financial Officer